UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 19, 2009

Date of Earliest Event Reported:  March 13, 2009

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois (Address of principal executive offices)		60069 (U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2009, Thomas Kittel entered into an Employment Contract (the “Agreement”) with Sauer-Danfoss GmbH & Co. OHG (“OHG”), a German subsidiary of Sauer-Danfoss Inc. (the “Company”).  Mr. Kittel is presently the Executive Vice President and President-Propel Division of the Company, a position he will retain under the Agreement.  Mr. Kittel is based in the offices of OHG in Neumünster, Germany, so the Agreement has been drafted to conform to German employment laws.  The Agreement replaces Mr. Kittel’s previous Executive Employment Agreement with the Company dated December 1, 2002, a copy of which is attached as Exhibit 10.1(q) to the Company’s Form 10-K filed on March 12, 2003, and the related Addendum to Executive Employment Agreement dated December 1, 2002, a copy of which is attached as Exhibit 10.1(r) to the Company’s Form 10-K filed on March 12, 2003.

The material terms of the Agreement are as follows:

•                  The Agreement reflects an annual base salary of EUR 280,000 (approximately US $367,000 at current exchange rates).  Consistent with the Company’s decision to reduce all executive officers’ pay by 10% to 15%, Mr. Kittel’s base salary, effective March 1, 2009, will be EUR 252,000 (approximately US $330,000 at current exchange rates).

•                  The base salary will be subject to annual review by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

•                  Mr. Kittel will be eligible to earn an annual incentive under the Company’s 2006 Omnibus Incentive Plan, and any successor plan, subject to achievement of such performance goals as may be established by the Compensation Committee.  The Company, however, has determined that it will not issue annual incentive awards in 2009.

•                  Mr. Kittel will be eligible to receive long-term incentive awards under the Company’s 2006 Omnibus Incentive Plan, and any successor plan, subject to achievement of such performance goals as may be established by the Compensation Committee.  The Company, however, has determined that it will not issue long-term incentive awards in 2009.

•                  Mr. Kittel will be eligible for certain perquisites and reimbursements described in the Agreement and applicable Company policies.

•                  The Agreement will remain in effect indefinitely until terminated pursuant to its provisions.

•                  Upon certain termination events (e.g., termination by the Company without Cause (as defined in the Agreement) or termination within two years following a Change in Control (as defined in the Agreement)), Mr. Kittel is entitled to receive any accrued payments due at the time of termination, a pro rata portion of the annual incentive he would have earned had he remained employed by the Company through the end of the year, a lump sum severance payment of 1.0 times the sum of his base salary and target incentive opportunity, and (except in the event of a termination following a Change in Control) 12 months’ executive outplacement services.

•                  The Agreement contains non-competition, non-solicitation, confidentiality, and related provisions that are relatively standard for executive employment agreements of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: March 19, 2009

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer